                          BUSINESS CONSULTING AGREEMENT

AGREEMENT, made this 6th day of May, 2002 by and between COMMUNICATE NOW.COM
INC., hereinafter the "Company" and VSB WORLDWIDE CONSULTING INC., hereinafter the "Consultant".

WHEREAS, the Company desires to obtain Consultant's services in connection with the Company's business affairs and Consultant is willing to undertake to provide such services as hereinafter fully ser forth;

                                   WITNESSETH

NOW, THERFORE, the parties agree as follows:

1.       TERM: The term of this Consulting Agreement shall be for a (6) month period commencing on the date hereof.

2.       NATURE OF SERVICES: During the term of this Agreement Consulting shall provide advice to, undertake for and consult with the Company concerning management, product/service expansion attend meetings of the and retrenchment, marketing consulting, strategic planning, liquidity management, corporate organization and structure, financial matters in connection with the operation of the business of the Company, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby.

                (a)      Attend meeting of the Company's Board of directors or
                         Executive Committees(s) when so requested by the
                         Company;
                (b)      Attend meetings for and at he request of the Company
                         review, analyze and report on proposed business
                         opportunities;
                (c)      Consult with the Company concerning strategic corporate
                         planning and investment policies, including any
                         revision of the Company's business plan when requested
                         by the company;
                (d)      Locate acquisitions for the Company;
                (e)      Assist in negotiating potential acquisitions;
                (f)      Assist in the implements of short term and long term
                         strategic planning as required by the Company;
                (g)      Advertise the Company's services and projects to its
                         particular industry;
                (h)      Implementation of short range and long term strategic
                         planning to fully develop and enhance the Company's
                         assets, resources, products and services,
                (i)      Advise the Company of means to restructure its debt and
                         financial obligations;

                (j)      Negotiate with lenders regarding the restructuring of
                         such debt obligations;
                (k)      Assist the Company in the monitoring of services
                         provided by the Company's advertising firm, public
                         relations firm and other professionals to be employed
                         by the Company;
                (l)      Advise the Company relative to the recruitment and
                         employment of key executives consistent with the
                         expansion of operations of the Company; and
                (m)      Advise and recommend to the Company additional services
                         relating to the present products/services offered by
                         the Company as well as new products/services that may
                         be provided by the Company.

3.       IT IS AGREED that the Consultant's services will not include any services that constitute the rendering of legal opinions of performance of work that is in the ordinary purview of a certified public accountant or any work that it is the ordinary purview of a registered broker/dealer.

4.       COMPENSATION: The Company agrees to compensate Consultant by the delivery to the Consultant, upon executive of this Agreement, the
         Company shall issue Consultant 2,500,000 common shares of CMNW.

5.       EXPENSES: Consultant shall be entitled to reimbursement by the Company of such reasonable out-of-pocket expenses as Consultant may incur in performing services under this Consulting Agreement. Any significant expenses shall be approved in advance with the Company.

6.       LIABILITY OF CONSULTATN: In furnishing the Company with management advice and other services as herein provided, neither Consultant nor any officer, director or agent thereof shall be liable to the Company or its creditors for errors of judgment or for anything except malfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the terms of this agreement.

         It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and mat, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of Company's action or non-action on the basis of any advice, recommendation or approval of Consultant, its employees or agents.

         The parties further acknowledge that Consultant undertakes  no responsibility for the accuracy of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange
         Commission and the National Association of Securities Dealers.

7.       CONFIDENTIALITY: Consultant will not disclose to any other person, firm or corporation, nor use for his own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by
         Consultant in the course of his performing services hereunder. (A trade secret is information not generally known to the trade, which gives the
         Company an advantage over its competitors.  Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the files of pendency of patent application).  Any management advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed publicly in any manner without prior written approval of Consultant.

8.       INDEMNIFICATION: The Company agrees to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees (collectively the "Liabilities") joint and several, arising out of performance of this Consulting Agreement, whether or not Consultant is a party to such dispute.  This indemnity shall not apply, however, and Consultant engaged in gross negligence or willful misconduct in the performance of its services hereunder which gave rise to the losses, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provision of this Consulting Agreement shall apply and the Company shall perform its obligations hereunder to reimburse
         Consultant for its expenses.)  The provisions of this paragraph shall survive the termination and expiration of this Consulting Agreement.

9.       BREACH OF CONTRACT: The sole remedy of the Company in respect of any material breach of this Agreement by Consultant shall be to terminate this Agreement upon giving of thirty (30) days prior written notice, but no such termination shall affect the options exercisable pursuant to paragraph 5 hereof.

10.      INDEPENDENT CONTRACTOR: Consultant and the Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold himself out as, nor shall he take any action from which others might infer, that he is a partner of, agent of or a joint venture of the
         Company.

11.      HEADINGS: The headings in this agreement are for reference purpose only and shall not in any way affect the meaning or interpretation of this
         Agreement.

12.      SEVERABILITY OF PROVISIONS: The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

13.      NOTICES: All notices to be given hereunder shall be in writing, with fax notices being an acceptable substitute for mail and/or delivery to:

                        (i)      Consultant
                                 652 Stewart Ave
                                 Bethpage, NY  11714
                                 Facsimile: (516) 935-1666

                        (ii)     Communicate Now - Com Inc.
                                 310 Kitty Hawk Lane
                                 Universal City, Texas 78148
                                 Facsimile:

14.      MISCELLANEOUS:

        a.       All final decisions with respect to consultation, advice and services rendered by Consultant to the Company shall rest
                 exclusively with the Company.

        b.       This Agreement contains the entire agreement of the parties hereto and there are no representations or warranties other than those contained herein.  Neither party may modify this
                 Agreement unless the same is in writing and duly executed by both parties hereto.

        c.       By signing this Agreement, the Company admits to having no prior knowledge of any pending S.E.C. or N.A.S.D investigations into the trading of the securities of the Company or the
                 activities of the Company.

        d.       In the event this Agreement or performance hereunder contravene public policy or constitute a material violation of any law or regulation of any federal or state government agency, or either party becomes insolvent or is adjudicated bankrupt or seeks the protection of any provision of the National
                 Bankruptcy Act, or either party is enjoined, or consents to any order relating to any violation of any state or federal
                 securities law, then this agreement shall be deemed terminated, and null and void upon such termination; neither party shall be obligated hereunder and neither party shall have any further liability to the other.

        e.       Any controversy or claim arising out of or related to this
                 Agreement shall be settled by arbitration in accordance with the rules and under the auspices of the American Arbitration
                 Association; and any arbitration shall be conducted within the venue if the Company.

Agreed and Accepted on this 20th day of May 2002.

         COMMUNICATE NOW.COM.

         By:  ______________________
                 VP, President/Operations

Agreed and Accepted on this 20th day of May 2002.

         By: ______________________
                Vincent Barone, Consultant